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                                                                      EXHIBIT 21
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                                  Subsidiaries


1.       Dyersburg Fabrics Inc., a Tennessee corporation and direct subsidiary

2. United Knitting, Inc., a Tennessee corporation and an indirect subsidiary

3. Dyersburg Fabrics Investment Corporation, a Delaware corporation and intermediate investment corporation

4. Dyersburg Fabrics Limited Partnership, I, a Tennessee limited partnership

5. United Knitting Investment Corporation, a Delaware corporation and intermediate investment corporation

6.       United Knitting Limited Partnership, I, a Tennessee limited partnership

7.       IQUE, Inc., a Tennessee corporation and an indirect subsidiary

8. IQUE Investment Corporation, a Delaware corporation and intermediate investment corporation

9.       IQUE Limited Partnership, a Tennessee limited partnership

10. Alamac Knit Fabrics, Inc., a Delaware corporation and indirect subsidiary

11.      AIH, Inc., a Delaware corporation and direct subsidiary

12.      Alamac Enterprises Inc., a Delaware corporation and indirect subsidiary




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